Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the prospectus and to the incorporation by reference of our report on The Alger American Fund dated February 10, 2009 in this Registration Statement of The Alger Portfolios (Form N-1A No. 811-5550).

ERNST & YOUNG LLP

New York, New York

August 18, 2009